Exhibit 3.1

OWL ROCK CAPITAL CORPORATION II

ARTICLES OF AMENDMENT

Owl Rock Capital Corporation II, a Maryland corporation (the “Corporation”), having its principal office in the State of Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation desires to, and does hereby, amend its articles of amendment and restatement (the “Articles”) as currently in effect as hereafter set forth.

SECOND: The Articles are hereby amended by deleting the existing Article I in its entirety and substituting in lieu thereof a new Article I which reads as follows:

ARTICLE I

NAME

The name of the Corporation is Blue Owl Capital Corporation II.

THIRD: The amendment to the Articles as set forth above has been duly approved by at least a majority of the entire Board of Directors of the Corporation as required by law. The amendment set forth herein is made without action by the stockholders of the Corporation, pursuant to Section 2-605(a)(1) of the Maryland General Corporation Law.

FOURTH: The undersigned President and Chief Executive Officer acknowledges, in the name and on behalf of the Corporation, these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

FIFTH: These Articles of Amendment shall become effective at 12:01 a.m. (Eastern Standard Time) on July 6, 2023.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and Chief Executive Officer and attested by its Vice President and Secretary on June 22, 2023.

OWL ROCK CAPITAL CORPORATION II

Attest:	/s/ Neena Reddy	By:	/s/ Craig W. Packer
	Neena Reddy		Craig W. Packer
	Vice President and Secretary		President and Chief Executive Officer